Exhibit 2.d.7

GLADSTONE CAPITAL CORPORATION - SUBSCRIPTION FORM

THIS SUBSCRIPTION FORM, INCLUDING THE ACCOMPANYING INSTRUCTIONS, SHOULD BE READ CAREFULLY BEFORE THIS SUBSCRIPTION FORM IS COMPLETED.

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of transferable subscription rights, which we refer to as the “Rights,” set forth below. Under the “Basic Subscription Rights,” each Right entitles the holder thereof to subscribe for and purchase one share of preferred stock, with a par value of $0.001 per share, of Gladstone Capital Corporation, a Maryland corporation (the “Company”), at an Estimated Subscription Price of $[ ] per share, on the terms and subject to the conditions for this rights offering set forth in the prospectus supplement dated [ ], 201 accompanying this Subscription Certificate (the “Prospectus Supplement”). Pursuant to the “Over- Subscription Privilege,” if any shares of preferred stock available for purchase in the rights offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Rights, any unsubscribed shares will be offered to other Record Date Stockholders who have exercised all or a portion of their Rights as well as to subscribing purchasers of Rights (“Rights Purchasers”) who wish to acquire additional shares pursuant to the terms and conditions of the rights offering, subject to availability, proration and allocation preferences, as described in the Prospectus Supplement. Unless defined herein, all capitalized terms have the meaning given in the Prospectus Supplement.

The Rights represented by this Subscription Certificate may be exercised by completing Forms 1 and 3 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of preferred stock in accordance with the Prospectus Supplement. If a Notice of Guaranteed Delivery is used and accompanied by full payment, a properly completed and executed Subscription Certificate must be received by the Subscription Agent no later than the close of business on the third (3rd) business day following the Expiration Date, or [            ], 201    , unless the offering is extended to a date not later than [            ], 201    , as described in the Prospectus Supplement. Please see “The Rights Offering – Payment for Shares” in the Prospectus Supplement for additional information.

This Subscription Certificate is [non-transferable] [transferable and may be combined or divided (but only into Subscription Certificates evidencing full Rights) at the office of the Subscription Agent. Such Rights may be transferred in the same manner and with the same effect as with a negotiable instrument payable to specific persons, by duly completing this Subscription Certificate].

Stock certificates will not be issued for shares of the Company’s preferred stock offered in the offering. You will have the shares of the Company’s stock acquired in this offering credited to your account with the Company’s transfer agent. See “The Rights Offering – Delivery of the Shares” in the Prospectus Supplement dated [            ], 201     for additional information.

Please complete the back if you would like to [transfer ownership or] request special mailing.

SUBSCRIPTION CERTIFICATE NUMBER		CUSIP NUMBER

BASIC SHARES TO SUBSCRIBE	RIGHTS	RECORD DATE SHARES

GLADSTONE CAPITAL CORPORATION

SUBSCRIPTION CERTIFICATE FOR RIGHTS OFFERING

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Basic Subscription Rights, please complete lines (a) and (c) and sign under Form 3 below. To subscribe for shares pursuant to your Over-Subscription Privilege, please also complete line (b) and sign under Form 3 below.

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHTS:

I apply for		shares x $ = $
	(no. of new shares)	(est. subscription price)	(payment)

(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE

There is no limit as to the number of shares of the Company’s preferred stock you may subscribe for pursuant to the Over-Subscription Privilege. If there are insufficient shares of preferred stock to fully honor all over-subscription requests, the remaining shares will be allocated first to Record Date Stockholders who have exercised all or a portion of their Rights and who over-subscribe, pro-rata based on the number of Rights exercised. Any shares remaining after satisfying all over-subscription requests by such Record Date Stockholders will be allocated pro-rata among Rights Purchasers who over-subscribe based on the number of Rights exercised.

I apply for		shares x $ = $
	(no. of new shares)	(est. subscription price)	(payment)

Total Amount of Payment Enclosed = $

(c) METHOD OF PAYMENT (CHECK ONE)

☐	Check, money order, or bank draft drawn on a U.S. bank, or postal, telegraphic or express money order payable to “[Subscription Agent], as Subscription Agent — Gladstone Capital Corp.” Funds paid by an uncertified check may take at least five (5) business days to clear.

☐	Wire transfer of same day funds to the account maintained by [Subscription Agent] as Subscription Agent, for purposes of accepting subscriptions in this rights offering at [Subscription Agent], ABA No. [ ], Acct No. [ ], Ref: GLADSTONE, attn: [ ] (T) [ - - ].

[(d) SALE OF UNEXERCISED RIGHTS

☐	If you want the Subscription Agent to attempt to sell your unexercised subscription rights check this box, sign under Form 3, and have your signature guaranteed under Form 4.

(e) SALE OR TRANSFER TO DESIGNATED TRANSFEREE OR THROUGH A BANK OR BROKER

To sell or transfer your subscription rights to another person, complete this form and have your signature guaranteed under Form 4. To sell your subscription rights through your bank or broker, sign below and have your signature guaranteed under Form 4, but leave the rest of this Form 1(e) blank.]

For value received                      of the subscription rights represented by this Subscription Certificate are assigned to:

(Print Full Name of Assignee)	(Print Full Address)

Capacity (Full Title)

(Tax ID or Social Security No.)	Signature(s)*

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED [            ], 201    , AS SUPPLEMENTED BY THE PROSPECTUS SUPPLEMENT DATED [            ], 201    , WHICH WE REFER TO COLLECTIVELY AS THE “PROSPECTUS,” AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT, GEORGESON INC.

GLADSTONE CAPITAL CORPORATION

Incorporated under the Laws of the State of Maryland

[TRANSFERABLE] SUBSCRIPTION CERTIFICATE

Evidencing [Transferable] Subscription Rights to Purchase Shares of Preferred Stock of Gladstone Capital Corporation

Estimated Subscription Price: $             per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK TIME, ON [            ], 201    , UNLESS EXTENDED BY US TO A DATE NOT LATER THAN [            ], 201    .

FORM 2-DELIVERY TO DIFFERENT ADDRESS

If you wish for the preferred stock underlying your subscription rights [,][or] a certificate representing unexercised subscription rights[, or the proceeds of any sale of subscription rights] to be delivered to an address different from that shown on the face of this Subscription Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

FORM 3-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this offering and I hereby irrevocably subscribe for the number of shares of preferred stock indicated above on the terms and conditions specified in the Prospectus.

[TO SELL: If I have completed Form 3, I authorize the sale by the Subscription Agent, according to the procedures described in the Prospectus, of any subscription rights represented by this Subscription Certificate but not exercised hereby.]

I hereby agree that if I fail to pay in full for the shares of preferred stock for which I have subscribed, the Company may exercise any of the remedies provided for in the Prospectus.

Signature(s)*

If signature is by trustee(s), executor(s), administrators(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print).

Name(s):

Capacity (Full Title):

Taxpayer ID # or Social Security #:

FORM 4-SIGNATURE GUARANTEE
This form must be completed if you have completed Form 2[, or if you wish to sell or transfer unexercised subscription rights pursuant to Form 1(d) or 1(e)].

Signature Guaranteed:
(Name of Bank or Firm)

By:
Signature of Officer**

*       IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

**     IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

In order to exercise your subscription rights, you must either (a) complete and sign this Subscription Certificate and return it together with payment of the Estimated Subscription Price for the shares of the Company’s preferred stock, or (b) present a properly completed Notice of Guaranteed Delivery together with payment of the Estimated Subscription Price for the shares of the Company’s preferred stock, in either case to the Subscription Agent, [Subscription Agent], before 5:00 p.m., New York time, on [            ], 201    , the Expiration Date, unless extended by the Company to a date not later than [            ], 201    . Delivery to an address other than the address listed below will not constitute valid delivery.

If by First Class Mail:	[Subscription Agent], [Address].
If by Overnight Carrier:	[Subscription Agent], [Address].

If by Hand:	[Subscription Agent], [Address].

FOR INSTRUCTIONS ON THE USE OF GLADSTONE CAPITAL CORPORATION’S SUBSCRIPTION CERTIFICATES, CONSULT [INFORMATION AGENT], THE INFORMATION AGENT, AT [    -    -    ], AND BANKS AND BROKERS MAY CALL [INFORMATION AGENT] AT [    -    -    ].